Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-185612) pertaining to the 2012 Long-Term Incentive Plan of Par Petroleum Corporation, of our report dated October 7, 2013 with respect to the combined financial statements of Tesoro Hawaii (as described in Note A to the combined financial statements) for the year ended December 31, 2012, which appears as Exhibit 99.2 in this Current Report on Form 8-K/A of Par Petroleum Corporation.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
November 13, 2013